Exhibit 99.1

Notice of Blackout Period Under the
Applied Industrial Technologies, Inc. Retirement Savings Plan
(As Required by Rule 104 Under SEC Regulation Blackout Trading Restriction)

Date:     November 11, 2024

To:     All Directors and Section 16 Officers of Applied Industrial Technologies, Inc.

From:     Jon Ploetz

Subject: Notice of Blackout Trading Restriction Period (the “Blackout Period”)

Class of Securities Subject to the Blackout Period.

This notice is to inform you of restrictions on your ability to transact in the common shares of Applied Industrial Technologies, Inc. (“Applied” or the “Company”), no par value, (together with any derivative security thereof including options or units, “Applied Shares”), during an upcoming Blackout Period. The additional restrictions during this period are imposed on the Company’s directors and officers who are subject to Section 16 of the Securities Exchange Act of 1934, as amended, by Section 306(a) of the Sarbanes-Oxley Act of 2002 and Section 104 ofSecurities and Exchange Commission (“SEC”) Regulation Blackout Trading Restriction (“BTR”). The Blackout Period is in addition to the Company’s regularly scheduled blackout period related to our earnings release under the Company’s insider trading policy and will apply even if the insider trading policy blackout period is lifted.

The purpose of this Notice is to inform you of the impending Blackout Period under the Applied Industrial Technologies, Inc. Retirement Savings Plan (the “Plan”), during which you generally will be prohibited from effecting any direct or indirect transactions in Applied Shares that you acquired in connection with your service as a director or employment as a Section 16 officer of the Company. We are obligated under the Sarbanes-Oxley Act to provide you with this Notice, which contains specific information regarding the Blackout Period. In addition, we are required to file this Notice with the SEC as part of a Form 8-K.

Reasons for Blackout Period and Plan Transactions to be Suspended.

The Plan will be migrated from the recordkeeping platform of Principal Financial Group, Inc. to the recordkeeping platform of Schwab Retirement Plan Services, Inc. The Blackout Period is necessary to administratively transfer the individual accounts, including those accounts with Applied Shares, onto the new recordkeeping platform. As a result of this migration, Plan participants and beneficiaries will temporarily be unable to:

(i)Request a contribution rate change;

(ii)Request a fund transfer;

(iii)Request a paperless distribution or loan;

(iv)Submit completed distribution or loan paperwork;

(v)Change investment elections for future contributions; or

(vi)Submit a rollover or loan check.

The Plan’s participants and beneficiaries have received or will receive a separate notice informing them of the blackout period in accordance with applicable law. The period of restriction applicable to the Plan’s participants and beneficiaries matches the time frame in the Blackout Period referenced below.

Length of Blackout Period.

The Blackout Period is expected to begin on December 20, 2024, at 4:00 p.m. Eastern Time and is expected to end during the calendar week of January 19, 2025. If there is a change to the beginning date or the length of the Blackout Period, Applied will notify you of the change as soon as reasonably practicable. You may obtain, without charge, the actual beginning and ending dates of the Blackout Period (during the blackout period and for a period of two years after the ending date of the blackout period) and answers to other inquiries about the Blackout Period, by contacting Jon S. Ploetz – Vice President – General Counsel & Secretary, Applied Industrial Technologies, Inc., 1 Applied Plaza, Cleveland, Ohio 44115, or by calling (877) 279-2799.

Restrictions on Directors and Section 16 Officers During the Blackout Period.

Because participants and beneficiaries in the Plan will be unable to direct or diversify assets, including Applied Shares during the Blackout Period, Applied’s directors and Section 16 officers will be subject to the trading restrictions imposed under Section 306(a) of the Sarbanes-Oxley Act of 2002 for the duration of the Blackout Period.

In accordance with Section 306(a) of the Sarbanes-Oxley Act of 2002 and SEC Regulation BTR, the Company’s directors and Section 16 officers are prohibited during the Blackout Period from:

(i)Purchasing, selling, or otherwise acquiring or transferring, directly or indirectly, any Applied Shares acquired in connection with his or her service or employment as a director or Section 16 officer;

(ii)Being awarded any “discretionary grant” of Applied Shares, including options, units, or other equity securities;

(iii)Exercising options, whether or not in combination with the sale of underlying shares of Applied Shares;

(iv)Transferring an investment of Applied Shares in the Plan;

(v)Liquidating a position in a security tied to the value of Applied Shares; and

(vi)Enrolling in a plan or establishing or changing the deferral percentage in a plan that offers Applied Shares as an investment alternative.

Please note the following:

-Prohibited transactions are not limited to those involving your direct ownership but include any transaction in which you have a pecuniary interest (for example, transactions by your immediate family members living in your household).

-There are exemptions for certain transactions including gifts, acquisitions in formula plans and other non-discretionary “automatic” transactions.

-To avoid even the impression of wrongdoing, you will not be permitted to engage in transactions involving Applied Shares that were not acquired in connection with your service or employment as a director or officer.

-These restrictions apply regardless of whether you participate in the Plan.

If you engage in a transaction that violates these laws and regulations, you may be required to disgorge your profits from the transaction, and you may be subject to sanctions. Because of the complexity of the regulations and the severity of the penalties and other remedies, please do not engage in any transaction involving Applied Shares during the Blackout Period. Please contact me with any questions.

Thank you.

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